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                                   EX-99.B9(a)
                               Consent of Counsel



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[LOGO]
[LETTERHEAD]


April 27, 1998

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:    Registration of Contract Interests
       First Variable Annuity Fund E of First Variable Life Insurance Company (File Nos. 333-12197 and 811-4092)

Dear Sir/Madam:

I consent to the use in Registration No. 333-12197 of my opinion letter dated April 25, 1997.

Very truly yours,

s/Arnold R. Bergman
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Arnold R. Bergman
Vice President, General Counsel* and Secretary



*Admitted in NY


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